FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

      ASSURE DATA, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1837 Harbor Ave,  P.O. Box 13098, Memphis, TX 38113

(Address of principal execute offices, including zip code)

6680 Yosemite, Dallas, TX 75214

(Former name or former address if changed since last report)

     (877) 233-7359
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sales of Equity Securities

ITEM 5.01     Changes in Control of Registrant

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Compensatory  Arrangements of Certain Officers

On November 12, 2009, Registrant closed two Subscription Agreements with Terry Harris and Timothy Barham, under which each of them acquired 6,680,000 newly issued shares of restricted common stock from Registrant for a purchase price of $110,000 each, which was paid in cash. The issuance resulted in a change of control of Registrant. At the Closing, the existing officers and directors of the Registrant, Robert Lisle and Max Kipness resigned and acted to nominate the purchasers to fill their vacancies. Effective immediately the executive officers of the registrant are Terry Harris, President, Treasurer and Director; and Timothy Barham, Vice President, Secretary and Director.

ITEM 2.01     Completion of Acquisition or Disposition of Assets

At the time of closing, Registrant was indebted to Robert Lisle in the amount of $59,961.04. In satisfaction of this debt, the Registrant conveyed to Mr. Lisle the assets set forth in a Settlement Agreement dated November 13, 2009.

ITEM 1.01     Entry into a Material Definitive Agreement

     Finally, at the Closing the Registrant retained the services of Halter Capital Corporation under the terms of an Independent Consulting Agreement, to assist the Registrant in matters of corporate finance, securities compliance, and assumption of control over the Registrant.

ITEM 9.01     Financial Statements and Exhibits

Exhibits

4.1       Subscription Agreement with Terry Harris
4.2       Subscription Agreement with Timothy Barham
10.1     Settlement Agreement with Robert Lisle
10.2     Independent Consulting Agreement with Halter Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009	ASSURE DATA, INC.
(Registrant)

By:/s/ Terry Harris
Terry Harris, President

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